UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2026
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 9, 2026, certain of McKesson Corporation’s (the “Company”) subsidiaries, including McKesson Medical-Surgical Top Holdings, Inc. (the “Borrower”), entered into an amendment (the “Amendment”) to the Credit Agreement , dated as of April 1, 2026, among, the Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as so amended, the “Credit Agreement”), to provide for a $2,250.0 million senior secured term “B” loan facility due 2032 (the “Term B Loan Facility”). All other terms of the Credit Agreement will remain substantially the same except as amended by the Amendment.

Borrowings under the Term B Loan Facility will bear interest, at the Borrower’s option, at a rate equal to either (i) the Adjusted Term SOFR Rate (as defined in the Credit Agreement), plus an applicable margin equal to 2.25% per annum or (ii) the Base Rate (as defined in the Credit Agreement), plus an applicable margin equal to 1.25% per annum. The Borrower selected an initial interest rate equal to the Adjusted Term SOFR Rate plus the applicable margin of 2.25% per annum.

All of the Borrower’s obligations under the Credit Agreement are secured, subject to certain exceptions and Excluded Assets (as defined in the Credit Agreement), by a security interest in substantially all tangible and intangible assets of the Borrower and each of the Borrower’s certain material U.S. subsidiaries (such entities, collectively, “Guarantors”).

Under the Credit Agreement, the Borrower will be subject to financial covenants (subject to customary cure rights) consisting of (i) a maximum the total net leverage ratio covenant and (ii) a minimum interest coverage ratio covenant.

In the ordinary course of their respective businesses, certain of the participants in the Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, derivatives, financial advisory, investment banking and other commercial transactions and services with the Company, Borrower and its affiliates for which they have received or will receive customary fees and commissions.

The foregoing description of the Term B Loan Facility does not purport to be complete and is qualified in its entirety by reference to the executed Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 1 to the Credit Agreement, dated as of June 9, 2026, among McKesson Medical-Surgical Top Holdings Inc., a Florida corporation, the Subsidiary Guarantors party hereto, JPMorgan Chase Bank, N.A., as administrative agent and the undersigned Amendment No. 1 Term B Lenders.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 12, 2026

McKesson Corporation

By:	/s/ Kenny K. Cheung
Kenny K. Cheung
Executive Vice President and
Chief Financial Officer